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                          ALLIED RESEARCH CORP
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                                    ALLIED RESEARCH CORPORATION
                                    8000 TOWERS CRESCENT DR., SUITE 750
                                    VIENNA, VIRGINIA 22182
                                    CONTACT: SUSAN URBANIAK (800) 847-5322
                                    HOME PAGE: WWW.CFONEWS.COM/ALR
                                    TICKER: AM. STOCK EXCH. - ALR


         "FOR IMMEDIATE RELEASE"


ALLIED RESEARCH CORPORATION SAYS LEADING INVESTMENT NEWSLETTER URGED ITS SUBSCRIBERS TO VOTE FOR ALLIED'S SLATE OF CANDIDATES


VIENNA, Virginia -June 7, 1999 - Allied Research Corporation (AMEX: ALR), a diversified defense and commercial electronic security firm, said today it was highly pleased with the support given to Allied's management team by Mr. Al Frank, Laguna Beach, Ca., publisher of the respected "The Prudent Speculator" investment advisory newsletter.

Allied Research has been notified by a group of shareholders holding just over 4% of its stock that they will attempt to win control of the company through a dissident slate of board candidates.

According to the issue of "Prudent Speculator" dated May 26, 1999, "...we strongly oppose their attempt to elect a new slate of directors to replace Allied's board. "...we hardly think replacing a management team that has produced earnings per share of $1.08, $1.85 and $1.73 in the last three years is in the shareholder's best interest. In fact, we are happy to be able to buy ALR at the current price ...and we would vote for Allied's current slate of candidates if not already done so."

Allied Research Corporation is a defense and electronic security firm. Its operating units develop and produce ammunition, supply equipment performance upgrades for defense departments worldwide, and design, produce and market sophisticated electronic security and access control systems.

Certain statements contained herein are "Forward Looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.